UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2014

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of Innophos Holdings, Inc. held on May 20, 2014, the Registrant’s stockholders voted on three proposals disclosed in the Registrant’s 2014 Proxy Statement dated April 23, 2014: (i) Proposal 1-Election of six members of the Board of Directors for terms extending until the next Annual Meeting; (ii) Proposal 2-Ratification of Selection of an Independent Registered Public Accounting Firm for 2014; and (iii) Proposal 3-Advisory Vote on Approval of Executive Compensation.

The final results of the voting were as follows:

Proposal 1 – Election of Board Members

Director Nominee	For	Withheld	Broker Non-Vote
Gary Cappeline	19,784,232	81,772	939,145
Amado Cavazos	19,832,243	33,761	939,145
Randolph Gress	19,510,224	355,780	939,145
Linda Myrick	19,612,535	253,469	939,145
Karen Osar	19,776,989	89,015	939,145
John Steitz	12,804,900	7,061,104	939,145

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Vote
20,162,130	632,325	10,694	0

Proposal 3 – Advisory Vote on Approval of Executive Compensation

For	Against	Abstain	Broker Non-Vote
18,743,714	1,096,690	25,600	939,145

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William Farran
Name: William Farran Title: Vice President and General Counsel

Dated: May 27, 2014